Exhibit 10.3

Canopy Growth Corporation

Exchange Agreement

January 7, 2026

(s)	Source of Funds	21
(t)	Collection of Personal Information	21
(u)	Additional Documentation	21
(v)	Bring-Down of Representations and Warranties	21
(w)	Wall-Cross Matters	22
Section 6.	Conditions to Obligations of the Company, the Investor and the Exchanging Investors	22
(a)	Conditions to the Company’s Obligations	22
(b)	Conditions to the Investor’s Obligations	22
(c)	Acknowledgement	23
(d)	Claims	24
Section 7.	Additional Company Representations and Warranties	24
(a)	Organization; Powers	24
(b)	Governmental Entities	24
(c)	Public Disclosure Documents; Financial Statements	25
(d)	No Material Adverse Effect	25
(e)	Litigation; Compliance with Laws	25
(f)	Investment Company Act	26
(g)	Tax Status	26
(h)	Environmental Matters	27
(i)	No Undisclosed Events, Liabilities, Developments or Circumstances	27
(j)	Labor Matters	27
(k)	Insurance	28
(l)	USA PATRIOT Act; OFAC	28
(m)	Foreign Corrupt Practices Act	29
(n)	Illegal or Unauthorized Payments; Political Contributions	29
(o)	Reporting Issuer	29
(p)	Cannabis Activities	30
(q)	Compliance with Cannabis Laws	30
(r)	All Necessary Permits	31
(s)	Absence of Certain Changes	31
(t)	Conduct of Business; Regulatory Permits	31
(u)	Sarbanes-Oxley Act	32
(v)	Transactions with Affiliates	32
(w)	Indebtedness and Other Contracts	32
(x)	Capitalization and Voting Rights	32
(y)	Organizational Documents	33
(z)	Internal Accounting and Disclosure Controls	33
(aa)	Off Balance Sheet Arrangements	34
(bb)	Manipulation of Price	34
(cc)	Transfer Taxes	34
(dd)	Omnibus Plans	34
(ee)	No Additional Agreements	34
(ff)	Data Privacy	35
(gg)	Registration Rights	35

Section 8.	Tax Matters	35
(a)	U.S. Persons	35
(b)	Excluded Obligation	36
(c)	Withholding Tax	36
Section 9.	Waiver of Right of First Refusal	36
Section 10.	Miscellaneous	36
(a)	Waiver; Amendment	36
(b)	Assignability	37
(c)	Further Instruments and Acts	37
(d)	Expenses	37
(e)	Governing Law	37
(f)	Section and Other Headings	37
(g)	Counterparts	37
(h)	Notices	37
(i)	Binding Effect	37
(j)	Notification of Changes	38
(k)	Severability	38
(l)	Entire Agreement	38

Exhibits
Exhibit A: Exchanging Investor Information	A-1
Exhibit B: Debenture Certificate	B-1
Exhibit C: Warrant Certificate	C-1
Exhibit D: Registration Rights Agreement	D-1
Exhibit E: Tax Matters	E-1

Exchange Agreement

EXCHANGE AGREEMENT, dated as of January 7, 2026, between CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is exchanging Existing Notes in the Transaction (each, as defined below) on its own behalf, an “Exchanging Investor”). If there is only one Account or Exchanging Investor, then each reference thereto in this Agreement will be deemed to refer to such Account or Exchanging Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Exchanging Investor desire to engage in the Transaction on the terms set forth in this Agreement.

THEREFORE, the Company, the Investor and each Exchanging Investor agree as follows.

Section 1.           Definitions.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 7(m)(i).

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 7(l)(i).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by the Investor’s or any Exchanging Investor’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Investor, an Exchanging Investor or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Investor, an Exchanging Investor or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Shares would or could be aggregated with the Investor’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject the Investor and all other Attribution Parties to the Maximum Percentage.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cannabis” means any of the following: (i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose; (iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Laws.

“Cannabis Act” means the Cannabis Act, S.C. 2018 c. 16, an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts as amended from time to time.

“Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with: (i) the possession, importation, exportation, cultivation, production, processing, packaging, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing.

“Cannabis Authorizations” shall have the meaning assigned to such term in Section 7(q).

“Cannabis Laws” means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any Person.

“Cannabis Regulations” means the regulations promulgated under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Cash Amount” means, with respect to the Existing Notes of any Exchanging Investor to be exchanged in the Transaction, an amount equal to C$10,500,000 in the aggregate for all of the Existing Notes outstanding plus the accrued and unpaid interests owing under such Existing Notes to be exchanged by the Company pursuant to this Agreement.

“CDS” means CDS Clearing and Depository Services Inc.

“Claim” means any third-party (i) suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, charge, demand or prosecution, whether legal or administrative; or (ii) appeal or application for review; at law or in equity or by any Governmental Entity.

“Closing” has the meaning set forth in Section 3(b).

“Closing Date” means the later of (a) such date on which the conditions to the Closing set forth in Section 6 are satisfied or waived; and (b) such other date as the Company and the Investor may agree.

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or such other time as may be agreed in writing (including email) between the Company and the Investor in their absolute discretion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares in the capital of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Affiliate” shall have the meaning assigned to such term in Section 7(m)(ii).

“Concurrent Loan Agreement” shall have the meaning assigned to such term in Section 9.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligor of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have corresponding meanings.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025; and (b) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after March 31, 2025.

“Debenture Certificates” means the debenture certificates to be issued on the Closing Date by the Company to the Investor in the form attached hereto as Exhibit B hereto.

“Debentures” means unsecured convertible debentures to be created and issued pursuant to the Debenture Certificates.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval system.

“Enforceability Exceptions” has the meaning set forth in Section 4(b).

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Entity, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 7(h).

“Equity Awards” means all awards of Common Share purchase options, restricted share units, performance share units, deferred share units, stock appreciation rights, performance awards or other shares-based awards under the Omnibus Plans.

“Equity Interests” of any Person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Shares” means, with respect to the Existing Notes of any Exchanging Investor to be exchanged in the Transaction, a number of Common Shares (rounded, if applicable, down to the nearest whole number) equal to C$15,000,000 in the aggregate for all of the Existing Notes outstanding based on a price per Common Share equal to a 5% discount to the closing price of the Common Shares on the TSX on the date of this Agreement.

“Exchangeable Shares” means the non-voting and non-participating shares in the capital of the Company.

“Exchanging Investor” has the meaning set forth in the first paragraph of this Agreement.

“Excluded Information” shall have the meaning assigned to such term in Section 5(n).

“Existing Notes” means the 7.50% Senior Unsecured Convertible Debentures of the Company due May 14, 2029 with a principal amount equal to $96,358,375 in the aggregate.

“Financial Statements” shall have the meaning assigned to such term in Section 7(c).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“GDPR” shall have the meaning assigned to such term in Section 7(ff).

“Government Official” shall have the meaning assigned to such term in Section 7(m)(ii).

“Governmental Entity” means any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Health Canada Licence” means any license issued by Health Canada to the Company, its Subsidiaries or any of their respective Affiliates in respect of their respective Cannabis Activities.

“HIPAA” shall have the meaning assigned to such term in Section 7(ff).

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“IRS” means the Internal Revenue Service.

“Laws” means any and all federal, state, provincial, territorial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legacy Omnibus Plan” means the Company’s amended and restated omnibus incentive plan last approved by the shareholders of the Company on September 21, 2020.

“Liens” has the meaning set forth in Section 5(d).

“Marijuana” means “marihuana” as defined in 21 U.S.C 802.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Company and its Subsidiaries, taken as a whole, (ii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents, or (iii) the transactions contemplated hereby or in any of the Transaction Documents, or any other agreements or instruments to be entered into in connection herewith or therewith.

“Maximum Percentage” shall have the meaning assigned to such term in Section 3(d).

“Nasdaq” means the Nasdaq Stock Market LLC.

“New Omnibus Plan” means the Company’s omnibus equity incentive plan last approved by the shareholders of the Company on September 25, 2023.

“OFAC” shall have the meaning assigned to such term in Section 7(l)(ii).

“Omnibus Plans” means the Legacy Omnibus Plan and the New Omnibus Plan;

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“PCMLTFA” shall have the meaning assigned to such term in Section 5(s).

“Permit” means, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Entity, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, and any supplements or amendments with respect to the foregoing.

“Permitted Contingent Investment” means: (i) the Company’s ownership interest in Canopy USA, LLC, Canopy USA I Limited Partnership, Canopy USA II Limited Partnership and Canopy USA III Limited Partnership; and (ii) the acquisition of an option, warrant, right or other contingent agreement to make an investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person.

“Person” means any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, corporation, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity.

“Personal Data” shall have the meaning assigned to such term in Section 7(ff).

“Policies” shall have the meaning assigned to such term in Section 7(ff).

“Privacy Laws” shall have the meaning assigned to such term in Section 7(ff).

“Public Disclosure Documents” shall have the meaning assigned to such term in Section 7(c).

“Registration Rights Agreement” means the registration rights agreement to be entered into on the Closing Date between the Company and the Investor in the form attached hereto as Exhibit D.

“Registration Statement” means the registration statement of the Company to be filed with the SEC and used to register the resale of the Underlying Shares, Warrant Shares and Exchange Shares.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Released Party” has the meaning set forth in Section 5(n)(iii).

“Reporting Jurisdictions” means each of the provinces and territories of Canada.

“Requirement of Law” means, as to any Person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Entity, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sanctions” shall have the meaning assigned to such term in Section 7(l)(ii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Regulators” means, collectively, the SEC and such other securities commissions or other securities regulatory authorities in the Reporting Jurisdictions.

“SEDAR+” means the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators.

“Subsidiaries” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

“Tax Act” has the meaning set forth in Section 8(b).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Third Party” means a person other than the Company, any of its Subsidiaries or any of their respective Affiliates.

“Transaction” has the meaning set forth in Section 3(a).

“Transaction Consideration” means, with respect to any Exchanging Investor, (a) the Debentures to be delivered pursuant to this Agreement; (b) the Warrants to be issued pursuant to this Agreement; (c) the Cash Amount to be delivered pursuant to this Agreement; and (d) the Exchange Shares to be issued pursuant to this Agreement.

“Transaction Documents” shall have the meaning assigned to such term in Section 7(a).

“Transfer Agent” means Odyssey Trust Company.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” has the meaning set forth in Section 4(b).

“United States” has that meaning ascribed to it in Regulation S.

“Voting Shares” shall mean, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors (or the equivalent) of such Person under ordinary circumstances (or, in the case of a partnership, the general partnership interests).

“Warrant Certificates” means the warrant certificates to be issued on the Closing Date by the Company to the Investor in the form attached hereto as Exhibit C.

“Warrant Shares” has the meaning set forth in Section 4(d).

“Warrants” means warrants to be created and issued pursuant to the Warrant Certificates.

Section 2.           Rules of Construction. For purposes of this Agreement:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)            “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f)            references to currency and to “US$” mean the lawful currency of the United States of America, and references to “C$” mean the lawful currency of Canada, unless the context requires otherwise; and

(g)            the exhibits to this Agreement are deemed to form part of this Agreement.

Section 3.            The Transaction.

(a)            Generally. Subject to the other terms of this Agreement, each of the Investor and each other Exchanging Investor, if any, agrees, on the Closing Date, to exchange, with the Company, its pro rata portion of the Existing Notes with an aggregate principal amount of $96,358,375 as set forth in Exhibit A hereto that it beneficially owns, and to receive its pro rata portion of Debentures with an aggregate principal amount of C$55,000,000, its pro rata portion of 12,731,481 Warrants, its pro rata portion of the Exchange Shares and its pro rata portion of the Cash Amount (collectively, the “Transaction”).

(b)            The Closing.

(i)             Closing; Location. The Transaction will be settled on the Closing Date by (A) each Exchanging Investor delivering its Existing Notes to the Company, and (B) the Company delivering to the Investor, as may be directed by the Investor in writing to each Exchanging Investor, such Exchanging Investor’s pro rata portion of (w) Debentures with an aggregate principal amount equal to C$55,000,000; (x) 12,731,481 Warrants; (y) the Exchange Shares; and (z) the Cash Amount by wire transfer in immediately available funds or in any other manner agreed upon by the Investor (the “Closing”). Closing will take place electronically at 10:00 a.m., Toronto time, on the Closing Date.

(ii)            Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Agreement, at the Closing, subject to satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Section 6, the Investor, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, and effective as of the Closing, waives any and all other rights with respect to such Existing Notes and releases and discharges the Company from any and all Claims, whether now known or unknown, the Investor and any other Exchanging Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any Claims arising from any existing or past defaults, or any Claims that the Investor or any Exchanging Investor is entitled to receive additional, special or default interest with respect to the Existing Notes. Subject to receiving the Transaction Consideration pursuant to this Agreement, the Investor agrees that the Investor shall not take any steps to enforce any of its rights with respect to the Existing Notes on or after the Closing Date.

(iii)           Delivery of Existing Notes and Transaction Consideration.

(1)            Delivery of Existing Notes. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, as soon as reasonably possible following the execution of this Agreement, the Investor agrees to deliver the Existing Notes which each Exchanging Investor holds a beneficial interest in the aggregate principal amount of the Existing Notes to be exchanged by such Exchanging Investor pursuant to this Agreement.

(2)            Delivery of Transaction Consideration. The Transaction Consideration will not be paid or delivered, as applicable, until the Existing Notes are delivered to the Company. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company will deliver the Debentures, the Warrants and the Exchange Shares to be issued, and the Cash Amount to be paid, to the Investor in the Transaction, with such Debentures to be governed by the Debenture Certificate in the form attached as Exhibit B hereto and the Warrants to be governed by the Warrant Certificate in the form attached as Exhibit C hereto, in each case, registered as set forth in Exhibit A hereto.

(iv)           Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

(c)            Transfer Restrictions.

(i)             The Debentures, Warrants, Underlying Shares, Warrant Shares and Exchange Shares may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement to be entered into between the Company and the Investor on the Closing Date and shall have the rights and obligations of the Investor hereunder and thereunder.

(ii)            The Investor and each Exchanging Investor agrees to the imprinting, so long as is required by this Section 3(c), of a legend on any of the Debentures, Warrants, Underlying Shares, Warrant Shares and Exchange Shares in the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Investor may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares may reasonably request in connection with a pledge or transfer of the Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares.

(iii)           Within three (3) Business Days following the Closing Date, the Company shall file a Registration Statement on Form S-3 in accordance with the terms of the Registration Rights Agreement to facilitate the resale of the Underlying Shares, the Warrant Shares and the Exchange Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act within 75 days of the Closing Date.

(iv)           In the event that the Registration Statement is not filed within three (3) Business Days following the Closing Date, the Company shall, to the extent required by the terms of the Registration Rights Agreement, pay the Investor an amount in cash, as liquidated damages and not as a penalty, in the amounts set forth in the Registration Rights Agreement.

(v)           The Investor and each Exchanging Investor agrees with the Company that the Investor and each Exchanging Investor will sell any Debentures, Warrants, Underlying Shares, Warrant Shares and Exchange Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Underlying Shares, Warrant Shares or Exchange Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or direct registration statements representing Underlying Shares, Warrant Shares or Exchange Shares is predicated upon the Company’s reliance upon this understanding and the provision of customary representations from such Investor or Exchanging Investor, as applicable.

(d)            Maximum Percentage. The Investor and each Exchanging Investor acknowledges that in accordance with and subject to the terms of the Debenture Certificates and Warrant Certificates, as applicable, in no event shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any) and/or upon exercise of the Warrants, and the Investor and each Exchanging Investor shall not have the right to (i) convert any portion of any Debentures pursuant to the terms and conditions of the Debenture Certificates or (ii) exercise any portion of any Warrants pursuant to the terms and conditions of the Warrant Certificates and any such conversion or exercise, as applicable, shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion.

Section 4.            Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Exchanging Investors and covenants that:

(a)            Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the Canada Business Corporations Act, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Transaction and to enter into this Agreement and perform all of its obligations hereunder.

(b)            Debentures. The Debentures have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Debenture Certificates, upon delivery to the Exchanging Investors in accordance with the terms of this Agreement will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Debenture Certificates, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Common Shares initially issuable upon conversion of the Debentures (assuming settlement solely in Common Shares) (the “Underlying Shares”) have been duly and validly authorized and reserved for issuance by the Company (which total 30,054,644 Underlying Shares) and, when issued upon conversion of the Debentures in accordance with the terms of the Debenture Certificates, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(c)            Debenture Certificates. The Company has all requisite corporate power and authority to perform its obligations under the Debenture Certificates. The Debenture Certificates have been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. The Debenture Certificates, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d)            Warrants. The Warrants have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Warrant Certificates, upon delivery to the Exchanging Investors in accordance with the terms of this Agreement will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Certificates, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. The maximum number of Common Shares initially issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly and validly authorized and reserved for issuance by the Company (which total 12,731,481 Warrant Shares) and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, will be validly issued, fully paid and non-assessable, and the issuance of any Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(e)            Warrant Certificates. The Company has all requisite corporate power and authority to perform its obligations under the Warrant Certificates. The Warrant Certificates have been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. The Warrant Certificates, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(f)            Exchange Shares. 9,493,671 Exchange Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued upon Closing in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(g)            No Cease Trade. On each of the date hereof and on the Closing Date, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the issuance of the Debentures, Warrants or Exchange Shares or the issue of the Underlying Shares issuable in accordance with the terms of the Debenture Certificates or the issue of the Warrant Shares issuable in accordance with the terms of the Warrant Certificates and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any Governmental Entity or the TSX or Nasdaq.

(h)            Listing of Common Shares. At or before the Closing, the Company will have submitted to the Nasdaq an Application for Listing of Additional Shares with respect to the Underlying Shares, the Warrant Shares and the Exchange Shares. At or before the Closing, the Company will have received conditional approval of the TSX for the listing of the Underlying Shares, the Warrant Shares and the Exchange Shares, subject to satisfaction by the Company of the conditions set out therein.

(i)            Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, the issuance of the Debentures, Warrants and Exchange Shares pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(j)            Non-Contravention. The Transaction and the other transactions contemplated hereby to be performed by the Company will not (i) contravene any law, rule or regulation binding on the Company or any Subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such Subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any Subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(k)            No Consents. Other than the approval of the TSX, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(l)            Authorization, Execution, Delivery and Enforceability of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable by the Exchanging Investors in accordance with its terms.

(m)            Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(n)            Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.            Representations, Warranties and Covenants of the Investor and the Exchanging Investors. The Investor, for itself and on behalf of each Exchanging Investor, represents and warrants to the Company and covenants that:

(a)            Power to Perform Obligations and Bind Accounts; Survival of Authority. The Investor, for itself and on behalf of each Exchanging Investor, has full power and authority to exchange, sell, assign and transfer the Existing Notes to be exchanged pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor under this Agreement. If the Investor is exchanging any Existing Notes or acquiring any of the Transaction Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), it represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Transaction; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account; and (iii) contractual authority with respect to each such account. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(b)            Ownership of Existing Notes. Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A.

(c)            Rule 144 Matters. Neither the Investor nor any other Exchanging Investor acquired the Existing Notes, after the original issue date of such Existing Notes, from the Company or any “affiliate” (within the meaning of Rule 144(a) under the Securities Act) of the Company, and, to its knowledge, no “affiliate” of the Company beneficially owned any of the Existing Notes of the Investor or such Exchanging Investor, as applicable, at any time during the period of one year preceding the date of this Agreement or preceding the Closing Date. Neither the Investor nor any other Exchanging Investor is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).

(d)            Passage of Good Title; No Liens. Each of the Exchanging Investors is the beneficial owner of the Existing Notes with good, marketable and unencumbered title to the Existing Notes, free and clear of any mortgage, lien, defect, pledge, Claim, charge, hypothecs, deeds of trust, taxes, rights of first refusal, security interest, encumbrance, title retention agreement, option, equity or other adverse Claim thereto (collectively, “Liens”). When the Existing Notes are exchanged pursuant to this Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.

(e)            Non-Contravention. The Transaction and the other transactions contemplated hereby to be performed by the Investor or any Exchanging Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Exchanging Investor or any investment guideline or restriction applicable to the Investor or such Exchanging Investor; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Exchanging Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Exchanging Investor is a party or by which it is bound.

(f)            Jurisdiction of Residence. The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement.

(g)            Compliance with Certain Laws; No Consents. The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any Debentures, Warrants or Exchange Shares pursuant to the Transaction and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires any Debentures, Warrants or Exchange Shares pursuant to the Transaction.

(h)            Acknowledgement of Risks; Investment Sophistication. The Investor and each Exchanging Investor understands and accepts that the Debentures, Warrants and Exchange Shares to be acquired in the Transaction involve risks. Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Transaction and an investment in the Debentures, Warrants and Exchange Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Debentures, Warrants and Exchange Shares and the consequences of the Transaction and this Agreement. Each Exchanging Investor has considered the suitability of the Debentures, Warrants and Exchange Shares as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the Debentures, Warrants and Exchange Shares.

(i)            No View to Distribution; No Registration. The Investor and each Exchanging Investor is acquiring the Debentures, Warrants and Exchange Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Debentures, Warrants and Exchange Shares in violation of the Securities Act. Each of the Investor and the Exchanging Investors understands that the offer and sale of the Debentures, Warrants and Exchange Shares have not been registered under the Securities Act or any state securities Laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Agreement. Each of the Investor and the Exchanging Investors understands that the Company and its affiliates are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Transaction meets the requirements for such exemptions. Each of the Investor and the Exchanging Investors further acknowledges that (i) the Company is an issuer of the type referred to in Rule 144(i); (ii) the Debentures, the Warrants, the Underlying Shares, the Warrant Shares and the Exchange Shares will not be eligible for resale pursuant to Rule 144 if, at the time of such resale, the Company has not filed all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act, as applicable, during the preceding 12 months; and (iii) the Debentures, the Warrants, the Underlying Shares, the Warrant Shares and the Exchange Shares, upon their initial issuance, will be “restricted securities” within the meaning of Rule 144 and, accordingly, will not be eligible to be delivered to close any physical short position established in connection with any public short sale of Common Shares (including, for the avoidance of doubt, any short sale effected on the Nasdaq Global Select Market).

(j)             Information Provided. The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Transaction other than as contained in this Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(k)            No Investment, Tax or Other Advice. The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Transaction, receive the Transaction Consideration or to exchange for Existing Notes. None of the Company or any of its affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Transaction, to exchange the Existing Notes or to receive the Transaction Consideration.

(l)             Investment Decision Matters. The Investor confirms that none of the Company or any of its affiliates have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Debentures, Warrants and Exchange Shares; or (ii) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the Debentures, Warrants and Exchange Shares under applicable investment guidelines, laws or regulations. In deciding to participate in the Transaction, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or its affiliates, and has made its own independent decision that the terms of the Transaction and the investment in the Debentures, Warrants and Exchange Shares are suitable and appropriate for it.

(m)            Due Diligence. Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Debentures, Warrants and Exchange Shares. Each of the Investor and the Exchanging Investors has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the Debentures, Warrants and Exchange Shares it deems necessary to enable it to make an informed investment decision concerning the Transaction. Each of the Investor and the Exchanging Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Transaction.

(n)            Excluded Information. Notwithstanding anything to the contrary in this Agreement, each Investor and Exchanging Investor acknowledges that the Company has access to and is in possession of material nonpublic information regarding the Company and its Subsidiaries that is not known to the Investor or the Exchanging Investors (the “Excluded Information”). Each Investor and Exchanging Investor hereby assumes and accepts the risk that the Excluded Information will not be known to such Investor and Exchanging Investor before making a binding commitment to consummate the Transaction and of the impact of the Excluded Information on the value of the Existing Notes contemplated to be exchanged pursuant to this Agreement, the value of the Debentures, Warrants and Exchange Shares contemplated to be received pursuant to this Agreement or the Underlying Shares to be issued upon the conversion of the Debentures in accordance with the terms and conditions of the Debenture Certificates or the Warrant Shares to be issued upon the valid exercise of the Warrants in accordance with the terms and conditions of the Warrant Certificates, including payment of the exercise price therefor. Each Investor and Exchanging Investor acknowledges that it has been afforded the opportunity to receive information (including the Excluded Information) about the Company and its financial condition, results of operations, business, properties, management and prospects, and to ask such questions of, and to receive answers from, representatives of the Company concerning such information (including the Excluded Information), in each case sufficient to enable such Investor and Exchanging Investors to evaluate a decision to enter into this Agreement. Each Investor and Exchanging Investor hereby:

(i)             agrees that neither the Company nor its directors, officers, shareholders, investors, employees, attorneys, agents or representatives shall have any liability to any Investor or Exchanging Investor or any of their respective affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(ii)            waives any right, Claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Section 10(b) and Section 20A of the Exchange Act, or the rules and regulations promulgated by the SEC under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a buyer or seller of securities with respect to the Debentures, Warrants and Exchange Shares and the Existing Notes, as applicable, to the maximum extent permitted by law, as well as all rights to participate in any Claim, action or remedy others may now or hereafter have with respect to the foregoing;

(iii)           with respect to the purchase of the Debentures, Warrants and Exchange Shares and the sale of the Existing Notes, releases and discharges the Company and its directors, officers, shareholders, members, investors, employees, attorneys, agents or representatives and all successors and assigns thereto (each a “Released Party”) of and from any and all suits, demands, obligations, liabilities, Claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which the Investor or any Exchanging Investor and/or their respective affiliates, successors or assigns may have against any Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown; and

(iv)            represents to each Released Party that: (A) it has not assigned any Claim or possible Claim against the Released Parties, (B) it fully intends to release all Claims against the Released Parties as set forth above, and (C) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 5(n).

(o)            No Regulatory Agency Recommendation or Approval. Each of the Investor and the Exchanging Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the Debentures, Warrants and Exchange Shares or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Transaction or this Agreement.

(p)            Qualified Institutional Buyer Status. Each Exchanging Investor and each Account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Exchanging Investors agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities Laws in connection with the Transaction.

(q)            Securities Laws. The Investor acknowledges and confirms:

(i)             that the Debentures, Warrants, Underlying Shares, Warrant Shares and Exchange Shares have not been qualified for distribution by prospectus in Canada;

(ii)            the Investor is not resident in Canada or subject to applicable Canadian securities Laws;

(iii)           the Investor is knowledgeable of, or has been independently advised as to, the applicable securities Laws of the Cayman Islands which would apply to this Agreement, if any;

(iv)           the applicable securities Laws of the Cayman Islands do not require the Company to file a prospectus, registration statement or similar document, to register the Debentures, Warrants, Underlying Shares, Warrant Shares or the Exchange Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the Cayman Islands;

(v)            the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Debentures, Warrants, Underlying Shares, Warrant Shares or the Exchange Shares to the Investor complies with or will comply with, as applicable, all applicable laws of the Cayman Islands and will not cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements under the applicable securities Laws of the Cayman Islands;

(r)            Mutual Negotiation. The Investor acknowledges that the terms of the Transaction have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Transaction. The Investor had a sufficient amount of time to consider whether to participate in the Transaction, and neither the Company nor any of its affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Transaction. The Investor’s and each Exchanging Investor’s participation in the Transaction was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Existing Notes.

(s)            Source of Funds. The funds being advanced by the Investor in connection with the Transaction will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the “PCMLTFA”) and the Investor acknowledges that it understands that the Company may in the future be required by law to disclose the name of the Investor, other information relating to this Agreement, and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the knowledge of the Investor, the Investor agrees that (a) none of the subscription proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or the international jurisdiction in which the Investor is resident, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor and, (b) the Investor agrees to promptly notify the Company if it discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(t)             Collection of Personal Information. The Investor and each Exchanging Investor (i) acknowledges and consents to the Company collecting and delivering to Governmental Entities in the United States or in any of the Reporting Jurisdictions any personal information provided by the Investor which is required to be provided in satisfaction of the Company’s obligations pursuant to securities Laws; and (ii) acknowledges that its name and other specified information, including the number and/or principal amount of Debentures, Warrants or Exchange Shares, as applicable, subscribed for, may be disclosed to (A) Canadian Securities Regulators and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the PCMLTFA. The Investor consents to the disclosure of that information.

(u)            Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents that the Company, Computershare may reasonably request to complete the Transaction.

(v)            Bring-Down of Representations and Warranties. The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(w)            Wall-Cross Matters. The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company with respect to the transactions contemplated by this Agreement until after the transactions contemplated by this Agreement have been publicly disclosed by press release. Solely for purposes of this Section 5(w), subject to the Investor’s compliance with its obligations under U.S. federal securities Laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (ii) the foregoing representations and covenants of this Section 5(w) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

Section 6.            Conditions to Obligations of the Company, the Investor and the Exchanging Investors.

(a)            Conditions to the Company’s Obligations. The obligation of the Company to deliver the Transaction Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations and warranties of the Investor, for itself and on behalf of the Exchanging Investors, in Section 5 hereof are true and correct as of such Closing in all respects with the same effect as though such representations and warranties had been made as of Closing; (ii) and all covenants of the Investor or any Exchanging Investor in Section 5 to be performed at or before Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(iii)(2).

(b)            Conditions to the Investor’s Obligations. The obligations of the Investor, on behalf of the Exchanging Investors, are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i)             the representations and warranties of the Company in this Agreement are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing;

(ii)            all covenants of the Company in this Agreement to be performed at or before Closing have been performed;

(iii)           the Investor shall have received a certificate dated as of the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company or any other senior officer of the Company as may be acceptable to the Investor, in form and content satisfactory to the Investor, acting reasonably, certifying for and on behalf of the Company and without any personal liability, (A) the articles and by laws of the Company; (B) the resolutions of the Company’s board of directors relevant to the issuance of the Debentures, Warrants and Exchange Shares and the payment of the Cash Amount, the allotment and reservation of the Debentures, Warrants, Underlying Shares and Warrant Shares and the authorization for the Company to enter into this Agreement; and (C) the incumbency and signatures of signing officers of the Company;

(iv)           the Investor shall have received a certificate of status or the equivalent dated within one Business Day of the Closing Date, in respect of the Company;

(v)            the Investor shall have received a certificate dated as of the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company or any other senior officer of the Company as may be acceptable to the Investor, in form and content satisfactory to the Investor, acting reasonably, certifying for and on behalf of the Company and without any personal liability, after having made due enquiries, that: (A) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the issuance of the Debentures, the Warrants or the Exchange Shares or the issue of the Underlying Shares issuable in accordance with the terms of the Debenture Certificates or the issue of the Warrant Shares issuable in accordance with the terms of the Warrant Certificates by any Securities Regulators, the Nasdaq or the TSX and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any Securities Regulators, the Nasdaq or the TSX; (B) except as disclosed in the Public Disclosure Documents, since April 1, 2025, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect; (C) the Company has compiled in all material respects with all of the covenants and satisfied in all material respect all of the terms and conditions of this Agreement on its part to be compiled with and is satisfied at or prior to the Closing Time; and (D) the representations and warranties of the Company contained in this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) at and as of the Closing Time (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct in all material respects as of that date);

(vi)           the Investor shall have received a certificate of the Transfer Agent certifying: (A) that it has been duly appointed as the transfer agent and registrar for the Common Shares; and (B) the number of issued and outstanding Common Shares as at the close of business on the Business Day prior to the Closing Date;

(vii)          the Company and the investor shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit D; and

(viii)         the Company having paid the reasonable fees and expenses of legal counsel retained by the Investor up to a maximum of $25,000 (excluding disbursements and applicable taxes).

(c)            Acknowledgement. The Company acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Company in this Agreement, including the exhibits hereto, are made with the intention that they may be relied upon by the Investor in deciding to purchase the Debentures, Warrants and Exchange Shares. The Company further agrees that by issuing and delivering the Debentures, Warrants and Exchange Shares to the Investor, the Company shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time on the Closing Date with the same force and effect for the benefit of the Investor as if they had been made by the Company at the Closing Time and that they shall survive the purchase by the Investor of the Debentures, Warrants and Exchange Shares and shall continue in full force and effect for the benefit of the Investor for so long as the Debentures remain outstanding notwithstanding any subsequent disposition by the Investor of any of the Debentures, Warrants, Underlying Shares, Warrant Shares or Exchange Shares.

(d)            Claims. If either party fails to fulfill the conditions set forth in this Section 6 on or prior to the Closing Date (and such failure to fulfill said conditions is not caused by an action or omission of the other party), the other party may terminate this Agreement, without prejudice to its right to seek indemnification for damages suffered by such party as a result of, or any other remedy such party may have in connection with, and default or non-compliance of the other party’s obligations hereunder prior to such termination

Section 7.            Additional Company Representations and Warranties. In consideration of the Investor entering into this Agreement, the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct as of that date), and acknowledges and confirms that such Investor is relying upon such representations and warranties in entering into this Agreement:

(a)            Organization; Powers. Each of the Company and each of its Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement, the Debenture Certificates and the Warrant Certificates (collectively, the “Transaction Documents”) to which it is or will be a party and to issue the Debenture, Warrants and Exchange Shares in accordance with the terms hereof and thereof.

(b)            Governmental Entities. No action, consent or approval of, registration or filing with or any other action by any Governmental Entity is or will be required for the execution, delivery or performance of each Transaction Document to which the Company is a party, except for (a) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; (b) the filing with the SEC of (i) the Registration Statement and a related prospectus, if required and as may be supplemented or amended from time to time, (ii) a Current Report on Form 8-K, (iii) the Debenture Certificates and the Warrant Certificates (and/or any amendment or supplement thereto); (c) the filing of any applicable private placement form with the Ontario Securities Commission; (d) filing of a listing of additional shares notice with the Nasdaq and approval of the TSX; and (e) any other filings as may be required by any U.S. state securities agencies.

(c)            Public Disclosure Documents; Financial Statements. Since April 1, 2025, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the Exchange Act and required to be filed on SEDAR+ pursuant to applicable securities Laws (all of the Company’s filings with the SEC or on SEDAR+ since April 1, 2025, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Disclosure Documents”). Except as disclosed in the Public Disclosure Documents, as of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable securities Laws applicable to the Public Disclosure Documents, and none of the Public Disclosure Documents, at the time they were filed with the SEC or on SEDAR+, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Public Disclosure Documents, as of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR+ since April 1, 2025, which are included in the Public Disclosure Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable securities Law with respect thereto as in effect as of the time of filing. Except as disclosed in the Public Disclosure Documents, such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(d)            No Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, since April 1, 2025, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(e)            Litigation; Compliance with Laws .

(i)             Except as disclosed in the Public Disclosure Documents, there is no Claim before or by any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could reasonably be expected to result in a Material Adverse Effect. No current director, officer or, to the Company’s knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Disclosure Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Canadian Securities Regulators involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)            Neither the Company nor any of its Subsidiaries is in violation of (nor will the continued operation of their respective property or businesses as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company’s real property or is in default with respect to any Order applicable to it or any of its property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)            The Company and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union.

(f)            Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g)            Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, provincial, and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes.

(h)            Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Company or any of its Subsidiaries or any of their respective predecessors, (ii) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Company or any of its Subsidiaries) of any property currently or, to the knowledge of the Company, formerly owned or leased by the Company or any of its Subsidiaries that is in the possession or control of the Company.

(i)             No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Public Disclosure Documents, no event, liability, development or circumstance has occurred with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that (i) would be required to be disclosed by the Company under applicable securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof, or (ii) would have a Material Adverse Effect.

(j)             Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation of Laws respecting employment and applicable to the Company; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages, vacation pay, severance, commissions, premiums for unemployment insurance, pension plan premiums, and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as disclosed in the Public Disclosure Documents, there are no material bonuses, distributions, termination payments, severance payments, or excess salary payments which will be payable to any officer, director, employee or consultant relating to their employment or services rendered to the Company or any of its Subsidiaries after the date hereof.

(k)            Insurance . The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(l)            USA PATRIOT Act; OFAC .

(i)             The Company and each of its Subsidiaries is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the “Anti-Money Laundering Laws”).

(ii)            None of the Company or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Company, any agent, employee or Person in control of the Company or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or HM Majesty’s Treasury of the United Kingdom (“Sanctions”), (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, HM Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(iii)           The Company will not directly or knowingly indirectly use the proceeds from the exercise of the Warrants or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions, laws and regulations administered by the United Stated of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(m)            Foreign Corrupt Practices Act.

(i)             The Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”).

(ii)            Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n)            Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(o)            Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions, is not in default under Canadian securities Laws of any of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators in each of the Reporting Jurisdictions. At Closing, the Company will not be in default under Canadian securities Laws of any of the Reporting Jurisdictions and will not be on the list of defaulting issuers maintained by any Canadian Securities Regulators in such Reporting Jurisdictions.

(p)            Cannabis Activities . The Company and each of its Subsidiaries conducts and has conducted all Cannabis Activities in compliance in all material respects with all Cannabis Laws that are applicable to it, its property or its business. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or any agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company or any of its Subsidiaries, possessed, cultivated, produced, processed, imported, exported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, export, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Company or any of its Subsidiaries holds an investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not (and do not hold any investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in material compliance with all applicable federal, state, provincial or municipal laws.

(q)            Compliance with Cannabis Laws. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each of the Company and each of its Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in compliance with all applicable statutes, rules, regulations, ordinances, orders, decrees, guidances, including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto (collectively, “Cannabis Authorizations”); (C) possesses all Cannabis Authorizations required for the conduct of its business and such Cannabis Authorizations are valid and in full force and effect, and the Company, its Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity or Third Party alleging that any operation or activity of the Company, its Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Entity or Third Party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Entity has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Entity is considering taking or would have reasonable grounds to take such action. The execution, delivery and performance of the Transaction Documents and the transactions contemplated herein, will not have any material adverse impact on the Health Canada Licences or require the Company or any Subsidiaries to obtain any new licence or consent or approval under the Cannabis Laws.

(r)            All Necessary Permits . The Company and each of its Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Entities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Absence of Certain Changes. Neither the Company nor, except as set forth in the Public Disclosure Documents, any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the issuance of the Debentures, Warrants and Exchange Shares, will not be Insolvent, except as set forth in the Public Disclosure Documents. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not imminently engaging in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(t)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its constating documents, any certificate of designation, or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as could not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq or the TSX. The Common Shares are listed and posted for trading on the TSX and the Nasdaq and no order ceasing or suspending trading in any securities of the Company or prohibiting the issuance of the Debentures, Warrants or Exchange Shares or the trading of any of the Company’s issued securities has been issued and, to the knowledge of the Company, no (formal or informal) proceedings for such purpose have been threatened or are pending. The Company is in material compliance with the policies and notices of the TSX and the Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(u)            Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(v)            Transactions with Affiliates. Except as set forth in the Public Disclosure Documents, none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company's shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(w)            Indebtedness and Other Contracts. Except as disclosed in the Public Disclosure Documents and the Concurrent Loan Agreement, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Public Disclosure Documents which are not so disclosed in the Public Disclosure Documents, other than the Concurrent Loan Agreement and those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(x)            Capitalization and Voting Rights.

(i)             The authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Exchangeable Shares. As of January 7, 2026, the outstanding share capital of the Company consists of 368,368,964 Common Shares and 26,261,474 Exchangeable Shares.

(ii)            All of the Company’s issued and outstanding Common Shares and Exchangeable Shares are duly authorized and have been validly issued as fully paid and non-assessable shares and were issued in compliance in all material respects with all securities Laws.

(iii)           Other than as disclosed in the Public Disclosure Documents, as at the date hereof, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to the Common Shares (i) between or among the Company and any of its shareholders; or (ii) to the knowledge of the Company, between or among any of the shareholders of the Company.

(iv)           No holder of Common Shares is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company as a result of the execution of the Transaction Documents or consummation of transactions contemplated thereby.

(v)            Except as disclosed in the Public Disclosure Documents, as at the date hereof, there are no pre-emptive rights or similar rights to subscribe for any securities of the Company’s Subsidiaries.

(y)            Organizational Documents. The Public Disclosure Documents include true, correct and complete copies of the Company’s articles of amendment, as in effect on the date hereof, and the Company’s bylaws, as in effect on the date hereof.

(z)            Internal Accounting and Disclosure Controls. Except as set forth in the Public Disclosure Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) that comply with the requirements of the Exchange Act and Canadian securities Laws and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Disclosure Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable securities Laws is accumulated and communicated to the Company’s management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Entity relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries.

(aa)          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(bb)         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Debentures, Warrants or Exchange Shares, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Debentures, Warrants or Exchange Shares.

(cc)          Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Debentures, Warrants and Exchange Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(dd)         Omnibus Plans. Each Equity Award granted by the Company under the Omnibus Plans, as applicable, was granted (i) in accordance with the terms of the applicable Omnibus Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Award would be considered granted under GAAP and applicable Law. No Equity Award granted under the Omnibus Plans, as applicable, has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, Equity Awards prior to, or otherwise knowingly coordinate the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)          No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ff)           Data Privacy. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and The Personal Information Protection and Electronic Documents Act, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with and currently are in compliance with, the GDPR (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Laws in any material respect. The Company further represents that, except where such event would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(gg)           Registration Rights. Except as disclosed in the Public Disclosure Documents and in connection with the Concurrent Loan Agreement, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Debentures, Warrants or Exchange Shares hereunder that could expose the Company to material liability or the Investor to any liability or that could impair the Company’s ability to consummate the issuance of the Debentures, Warrants and Exchange Shares in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

Section 8.            Tax Matters.

(a)            U.S. Persons. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit E attached to this Agreement. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, each Exchanging Investor hereby represents that it is able to receive any Transaction Consideration hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Exchanging Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit E) and agrees to hold the Company and its agents harmless for the breach of such representation.

(b)            Excluded Obligation. For purposes of the Income Tax Act (Canada) (the “Tax Act”), and for greater certainty, the Existing Notes are an “excluded obligation” as defined in subsection 214(8) of the Tax Act.

(c)            Withholding Tax. The Company and each Exchanging Investor acknowledge that all payments or deliveries in connection with the Transaction made by or on behalf of the Company under or with respect to the Transaction Consideration are required to be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, unless such person is required to withhold or deduct Taxes by applicable law or by the interpretation or administration thereof. If any Taxes are required by applicable law to be deducted and withheld in connection with the Transaction Consideration hereunder, the Company shall within the time period for payment required by applicable law, pay to the appropriate governmental body the full amount of such Taxes, and make such reports and filings in connection therewith in the manner required. Where the Company deducts or withholds any amount of Taxes required to be deducted and withheld as contemplated herein, the Company shall be considered for all purposes hereof to have satisfied its obligation to make such amount of the payment and the amount so deducted or withheld shall be deemed to have been paid (or issued) to such Exchanging Investor hereunder, provided that the Company complies with its obligations to pay such amount to the applicable government authority within the time required.

Section 9.            Waiver of Right of First Refusal. In connection with the Company’s entry into a loan and guaranty agreement dated on or about the date hereof (the “Concurrent Loan Agreement”), the Investor hereby acknowledges and agrees that any and all rights of first refusal previously granted to the Investor under the Existing Notes are hereby irrevocably terminated, extinguished and shall be of no further force or effect. For the avoidance of doubt, the Investor shall have no right of first refusal under the Concurrent Loan Agreement or any related agreement, instrument, or transaction, and any rights not expressly conferred herein are superseded and extinguished.

Section 10.          Miscellaneous.

(a)            Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)            Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

(c)            Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d)            Expenses. Each party shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein, provided that the Company shall pay the Investor’s reasonable and documented out-of-pocket legal fees and expenses up to a maximum of C$25,000 (exclusive of taxes and disbursements).

(e)            Governing Law. This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

(f)            Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g)            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h)            Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, Canada, Attention: Legal; and (ii) if to the Investor, the address provided on the signature page below.

(i)            Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j)            Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to either Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Agreement to be false or incorrect.

(k)            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)            Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

MMCAP International Inc. SPC
Legal Name

	By:	/s/ Matthew MacIsaac
		Name:	Matthew MacIsaac
		Title:	Secretary, MM Asset Management Inc., Investment Advisor to MMCAP International Inc. SPC

Investor Address:	Taxpayer Identification Number:

Mourant Governance Services (Cayman) Limited	[***]

94 Solaris Avenue Camana Bay, PO Box 1348	Telephone Number:

Grand Cayman, KY1-1108 Cayman Islands	[***]

Country (and, if applicable, State) of Residence:

Cayman Islands

Aggregate Principal Amount of Existing Notes to be Exchanged by All Exchanging Investors:

C$ 96,358,375

[Signature Page to Exchange Agreement]

Canopy Growth Corporation

By:	/s/ Tom Stewart
	Name:	Tom Stewart
	Title:	Chief Financial Officer

[Signature Page to Exchange Agreement]

EXHIBIT A

Exchanging Investor Information

(Complete the Following Form for Each Exchanging Investor)

Legal Name of Exchanging Holder:

Aggregate principal amount of Existing Notes to be exchanged:	C$

Exchanging Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Registration of Debentures, Warrants and Exchange Shares

Legal Name:

Address:

A-1

EXHIBIT B

Debenture Certificate

See attached.

B-1

EXHIBIT C

Warrant Certificate

See attached.

C-1

EXHIBIT D

Registration Rights Agreement

See attached.

D-1

EXHIBIT E

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Exchanging Investor who exchanges Existing Notes generally must provide such Exchanging Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Exchanging Investor’s employer identification number. If the correct TIN is not provided, the Exchanging Investor may be subject to a US$50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Exchanging Investor is required to provide a TIN but does not have the TIN, the Exchanging Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Exchanging Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. The Exchanging Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Exchanging Investors That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Exchanging Investor that exchanges Existing Notes and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Exchanging Investor that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with the providing the applicable IRS Form W-8BEN or W-8BEN-E). However, if the Exchanging Investor is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Exchanging Investor:

•	record ownership under Clause I.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

•	the status in Clause IV.

E-1

C.	The following representation will be provided as applied to the Exchanging Investor as well as the partners, members:

I.	It is the sole record and beneficial owner of the Existing Notes in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

E-2